                                                                   EXHIBIT 99.12

                             INET TECHNOLOGIES, INC.
                   1999 EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                             ENROLLMENT/CHANGE FORM

   SECTION 1:  Action
               --------------------------

ACTIONS        [ ]  New Enrollment
               [ ]  Payroll Deduction
               [ ]  Terminate Payroll Deductions
               [ ]  Leave of Absence

               Complete Sections:
               --------------------------
               2, 3, 6, 7 and sign attached Stock Purchase Agreement
               2, 4, 7
               2, 5, 7
               2, 6, 7

================================================================================

   SECTION 2:

PERSONNEL
DATA

               Name
                   -------------------------------------------------------------
                          Last             First           MI          Dept.

               Home Address
                           -----------------------------------------------------
                                                 Street

                           -----------------------------------------------------
                                  City            State            Zip Code

               Social Security #     -     -

================================================================================

   SECTION 3:

               Effective with the Purchase
               Interval Beginning:

NEW            [ ]  February 1, 200_
ENROLLMENT     [ ]  August 1, 200_
               [ ]  Initial Offering Period

               Payroll Deduction Amount:  ____% of base salary*

               * Must be a multiple of 1% up to a maximum of 15% of base salary

================================================================================
   SECTION 4:

                      Effective with the
PAYROLL               Pay Period Beginning:
DEDUCTION                                  ----------------------------------
CHANGE                                              Month, Day and Year

I authorize the following new level of payroll deduction: ____% of base salary*

* Must be a multiple of 1% up to a maximum of 15% of base salary

NOTE: You may reduce your rate of payroll deductions once per 6-month purchase interval to become effective as soon as possible following the filing of the change form. You may increase your rate of payroll deductions to become effective as of the start date of the next 6-month purchase interval (February 1 or August 1).

================================================================================
   SECTION 5:
               Effective with the
               Pay Period Beginning:
                                    -----------------------------------
                                            Month, Day and Year

Your election to terminate your payroll deductions for the balance of the offering period cannot be changed, and you may not rejoin the offering period at a later date. You will not be able to resume participation in the ESPP until the start of the next offering period.

In connection with my voluntary termination of payroll deductions, I elect the following action regarding my ESPP payroll deductions to date in the current purchase interval:

[ ] Purchase shares of Inet Technologies, Inc. on the next scheduled purchase date

                                       OR

[ ]  Refund ESPP payroll deductions collected

NOTE: If your employment terminates for any reason or your eligibility status changes (less than 20 hrs/wk or less than 5 months/yr), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase interval will automatically be refunded to you.

================================================================================
   SECTION 6:

               In connection with my leave of absence, I elect the following action regarding my ESPP payroll deductions to date:
LEAVE OF
ABSENCE        [ ]  Purchase shares of Inet Technologies, Inc. on the next scheduled purchase date

                                         OR

               [ ] Refund ESPP payroll deductions collected

                NOTE: If you take an unpaid leave of absence, your payroll deductions will immediately cease. If you return to active status within 90 days after the start of your leave, your payroll deductions will at that time automatically resume at the rate in effect for you when your leave began.

================================================================================
   SECTION 7:

AUTHORIZATION

-----------------------------             --------------------------------------
            Date                                   Signature of Employee